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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                          July 28, 1999 (July 26, 1999)



                                 COACH USA, INC.
                          (Exact name of registrant as
                            specified in its charter)



    DELAWARE                       0-28056                        76-0496471
(State or other                  (Commission                     (IRS Employer
jurisdiction of                  File Number)                    Identification
incorporation)                                                      Number)


                             ONE RIVERWAY, SUITE 500
                              HOUSTON, TEXAS 77056
              (Address of principal executive offices and zip code)


                                 1-888-COACH-US
                         (Registrant's telephone number,
                              including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         On June 12, 1999, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Registrant, Stagecoach Holdings plc, a public limited company organized under the laws of Scotland ("Parent"), SCH Holdings Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Purchaser"), and SCH Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Purchaser ("Merger Sub"). On July 26, 1999, upon consummation of a tender offer made by it in accordance with the Merger Agreement, approximately 25,177,547 shares of the Registrant's outstanding common stock, par value $0.01 per share (the "Shares") had been tendered out of 25,988,178, including approximately 1,077,920 shares tendered by guaranteed delivery. The tender offer was followed by a merger on July 26, 1999 of Registrant into Purchaser, in which the remaining Shares outstanding were converted into the right to receive $42.00 in cash per share, without interest thereon, and the surviving corporation became a wholly owned subsidiary of Parent. Following the merger, the shares of the surviving corporation were deposited in one of several independent voting trusts pending approval by the Surface Transportation Board of the acquisition of control by Parent of the Registrant.

         Purchaser's Offer to Purchase dated June 18, 1999 (the "Offer to Purchase") is attached hereto as Exhibit 99.0. The disclosure contained in the Introduction, Section 9 ("Sources and Amount of Funds"), Section 11 ("The Merger Agreement and Other Agreements") and Section 12 ("Purpose of the Offer; the Merger; Plans for the Company") is incorporated herein by this reference.

         Immediately following the filing of this Report, the Registrant is filing a report on Form 15 with the Securities and Exchange Commission, thereby suspending its duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, in accordance with Rule 12h-3(b)(1)(i) thereunder.

ITEM 5.  OTHER EVENTS

         In connection with and prior to the consummation of the tender offer and the merger, Registrant, the Purchaser, the entities listed on Schedule A thereto (the "Guarantors") and The Bank of New York, as trustee (the "Trustee") executed the First Supplemental Indenture, dated as of July 23, 1999, to the Indenture, dated as of June 24, 1998 (the "Indenture"), among the Registrant, the Guarantors and the Trustee, to provide for the Purchaser to assume all obligations of the Registrant under the 9 3/8% Series A Senior Subordinated Notes due 2007 (the "Series A Notes") and the 9 3/8% Series B Senior Subordinated Notes due 2007 (the "Series B Notes" and, together with the Series A Notes, the "Notes"). The First Supplemental Indenture is attached hereto as
Exhibit 99.1.

         In connection with and prior to the consummation of the tender offer and the merger, Registrant also entered into a Credit Agreement (the "Credit Agreement), dated July 24, 1999, with SCH US Holdings Corp., a Delaware corporation and wholly owned subsidiary of Parent (the "Lender"). The Credit Agreement provides, among other things, for the Lender to provide a $600





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million revolving credit loan facility to the Registrant (the "Credit Facility")
in order to refinance certain of the Registrant's existing indebtedness, provide funds for certain expenses of the Registrant in connection with the tender offer and the merger, and to provide working capital following the merger. Pursuant to the terms of the Credit Agreement, the Credit Facility is subordinated to the Notes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         A.       FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Not applicable.

         B.       PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.

         C.       EXHIBITS

                  Exhibit 2 Agreement and Plan of Merger, dated as of June 12, 1999, among the Parent, Purchaser, the Merger Sub and the Registrant (incorporated by reference to Exhibit 11(c)(1) of Schedule 14D-1).

                  Exhibit 99.0 Offer to Purchase dated June 18, 1999 (incorporated by reference to Exhibit 11(a)(1) of Schedule 14D-1).

                  Exhibit 99.1 First Supplemental Indenture, dated as of July 23, 1999, among the Purchaser, the Registrant, the Guarantors and the Trustee.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 COACH USA, INC.



Dated: July 27, 1999             By:   /s/ Lawrence K. King
                                       -----------------------------------------
                                       Lawrence K. King, Chief Executive Officer











                               EXHIBIT 1 - Page 1

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                               INDEX TO EXHIBITS

Exhibit
Number                           Description
-------                          -----------
   2              Agreement and Plan of Merger, dated as of June 12, 1999, among the Parent, Purchaser, the Merger Sub and the Registrant
                  (incorporated by reference to Exhibit 11(c)(1) of Schedule
                  14D-1).

   99.0 Offer to Purchase dated June 18, 1999 (incorporated by reference to Exhibit 11(a)(1) of Schedule 14D-1).

   99.1 First Supplemental Indenture, dated as of July 23, 1999, among the Purchaser, the Registrant, the Guarantors and the Trustee.